UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA 19139
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE

On December 4, 2006 the Company filed an 8K announcing the engagement of Marcus & Millichap to secure a sale of the land and associated buildings that comprise the campus known as the “Kirkbride Center” and “Blackwell Human Services Campus.” Marcus & Millichap has developed an Offering Memorandum to be distributed to potential buyers of the property (the “Property Memorandum”). The Property Memorandum describes the property offered for sale, the projected rents to be received and a projection of net financial results of owning and leasing the property to the buyer . As the Kirkbride Center and other Company operations will be the major tenant, certain historical and projected financial information of CoreCare Systems, Inc. was included to allow potential buyers to evaluate the strength of the expected rental stream. As that information has not otherwise been made publicly available, we have included the full text of the Property Memorandum as an Exhibit to this Current Report.

Given the Company’s historic financial difficulties and bankruptcy of its major operating subsidiaries in 2002, the Company is not current in its audits or reporting with Securities and Exchange Commission. Upon the Kirkbride Center’s emergence from bankruptcy in 2004, the Company initiated auditing of its fiscal years ending June 30, 2004, June 30, 2005 and June 30, 2006. While the historic financial statements presented and excerpted in the Property Memorandum are unaudited and are therefore subject to change, they do reflect results of the completed field work by the auditors and are currently undergoing quality review and other final audit review processes in tandem with the production of the associated 10K-SB reports to the Securities and Exchange Commission. Management believes that if the audit reports for these periods were issued today, the auditor’s opinion would be qualified given doubt about the Company’s ability to continue as a going concern due to expiring debt, loan covenant deficiencies and accumulated deficits.

The Company anticipates filing its 10K-SB for the fiscal years ending June 30, 2004 and June 30, 2005 in January 2007; followed by its fiscal year June 30, 2006 10K-SB in early 2007. We suggest that shareholders rely only upon the audited financial statements to be contained in those filings, and not on any financial information contained in the Property Memorandum.

The Property Memorandum also includes the Company’s forecast of operating results through June 30, 2007, as well as proforma information assuming closing of the proposed sale on certain terms of sale and leaseback, in fiscal year ending June 30, 2008. These forecasts were required for the prospective buyers’ evaluation in the Property Memorandum. The forecasted patient day activity and other financial measures are based on several important assumptions. These assumptions include, for example, continuation of the Company’s contractual and other relationships with its major sources of patient referral and third party reimbursement. Management can not, however, guarantee that such results will be realized as certain of the assumptions and other factors supporting the projected information are beyond the Company’s control. The Company suggests that a potential investment in its shares be based solely upon an evaluation of the historical financial information to be presented in its SEC filings, and not on any projected information contained in the Property Memorandum. All of the projections, forecasts and other forward looking statements contained in the Property memorandum have been prepared by Management and none have been reviewed or audited by its independent accountants.

The Corporate Office of CoreCare Systems, Inc is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, Pa 19139. The Corporate Office can be reached at 215-471-2358.

ITEM 9.01:	EXHIBITS

99.1	Property Memorandum
99.2	Press Release Dated December 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

		By:	/s/Thomas T. Fleming
Thomas T. Fleming,
Date:	December 27, 2006		Chairman & CEO